UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022
_______________________________________________________________

HANJIAO GROUP, INC.

(Exact name of registrant as specified in its charter)

nevada	000-55999	83-2187195
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1206, 12th Floor, 301, 3-17 F, Building 5

Block 1, Hangfeng Road

Fengtai District, Beijing

People's Republic of China

(Address of principal executive offices) (Zip Code)

+ 86 185 1685 0587
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value US$0.0001	HJGP	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 15, 2022, XU Honggang resigned from his position as the Chief Financial Officer of Hanjiao Group, Inc. (the “Company”). Mr. Xu’s departure was for personal reasons and not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Concurrently, Gao Xuewei, our director, was appointed to serve as the Chief Financial Officer and to fill the vacancy caused by Mr. Xu’s resignation until her successor(s) shall be duly elected or appointed, unless she resigns, is removed from office or is otherwise disqualified from serving as a director or officer of the Company.

Ms. Xuewei Gao is a director and the wife of our director Tian Zhihai. Except as otherwise described, Ms. Gao does not have a direct family relationship with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANJIAO GROUP, INC.
Dated: August 15, 2022

	By:	/s/ Tian Xiangyang
Tian Xiangyang
Chief Executive Officer

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